 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2019

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

1-800-FLOWERS.COM, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 9, 2019.  The stockholders considered two proposals at the meeting, each of which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

1.	The following nominees for directors were elected to serve a one-year term expiring at the 2020 annual meeting of stockholders:

Nominee	For	Withhold	Broker Non-Votes
Geralyn R. Breig	305,772,975	291,453	3,732,656
Celia R. Brown	305,583,657	480,771	3,732,656
James A. Cannavino	305,155,717	908,711	3,732,656
Eugene F. DeMark	305,771,107	293,321	3,732,656
Leonard J. Elmore	305,094,320	970,108	3,732,656
Adam Hanft	305,769,510	294,918	3,732,656
Sean Hegarty	305,772,282	292,146	3,732,656
Christopher G. McCann	305,732,479	331,949	3,732,656
James F. McCann	303,421,435	2,642,993	3,732,656
Katherine Oliver	305,719,425	345,003	3,732,656
Larry Zarin	305,067,171	997,257	3,732,656

2.	The stockholders ratified the appointment of BDO USA, LLP to serve as registered public accountants for the fiscal year ending June 28, 2020.

For	Against	Abstain	Broker Non-Votes
309,503,662	69,834	223,588	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2019

1-800-FLOWERS.COM, Inc.

By:	/s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer